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                                                                    EXHIBIT 12.3



                                      TWE
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)



                                                                                   HISTORICAL
                                                            --------------------------------------------------------
                                             PRO FORMA        SIX MONTHS
                                                YEAR            ENDED
                                               ENDED           JUNE 30,              YEARS ENDED DECEMBER 31,
                                            DECEMBER 31,    --------------    --------------------------------------
                                              1995(a)       1996     1995      1995     1994    1993    1992    1991
                                            ------------    -----    -----    ------    ----    ----    ----    ----

EARNINGS:
     Net income before income taxes and
       extraordinary item..................    $  255       $207     $  96    $  183    $201    $272    $210    $132
     Interest expense......................       528        239       296       571     563     573     436     479
     Amortization of capitalized
       interest............................        33         17        16        33      25      19      18      22
     Portion of rents representative of an
       interest factor.....................        58         31        27        58      47      39      33      27
     Adjustment for partially-owned
       subsidiaries and 50%-owned
       companies...........................       221        108        48       175      24      22      80      30
     Undistributed losses of less than
       50%-owned companies.................        64         15        20        76      58      14      40      58
                                            ------------    -----    -----    ------    ----    ----    ----    ----
          Total earnings...................    $1,159       $617     $ 503    $1,096    $918    $939    $817    $748
                                            ------------    -----    -----    ------    ----    ----    ----    ----
                                            ------------    -----    -----    ------    ----    ----    ----    ----

FIXED CHARGES:
     Interest expense......................    $  528       $239     $ 296    $  571    $563    $573    $436    $479
     Capitalized interest..................        33         17        16        33      25      20      15      17
     Portion of rents representative of an
       interest factor.....................        58         31        27        58      47      39      33      27
     Adjustment for partially-owned
       subsidiaries and 50%-owned
       companies...........................        34         16        13        27      24      22      80      31
                                            ------------    -----    -----    ------    ----    ----    ----    ----
          Total fixed charges..............    $  653       $303     $ 352    $  689    $659    $654    $564    $554
                                            ------------    -----    -----    ------    ----    ----    ----    ----
                                            ------------    -----    -----    ------    ----    ----    ----    ----

Ratio of earnings to fixed charges.........       1.8x       2.0 x     1.4x      1.6x    1.4x    1.4x    1.4x    1.4x
                                            ------------    -----    -----    ------    ----    ----    ----    ----
                                            ------------    -----    -----    ------    ----    ----    ----    ----


- ------------


 (a) The pro forma ratio of earnings to fixed charges of TWE for the year ended December 31, 1995 gives effect to the TWE-A/N Transaction, the Debt Refinancings, the consolidation of Paragon and the Asset Sale Transactions as if the transactions occurred at the beginning of such period. The pro forma ratio of earnings to fixed charges of TWE for the six months ended June 30, 1996 has not been presented since all such transactions consummated by TWE are reflected, in all material respects, in its historical financial statements as of and for the six months ended June 30, 1996.



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